UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2026

NEXPOINT DIVERSIFIED REAL ESTATE TRUST
(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32921	80-0139099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.001 par value $0.001 per share 5.50% Series A Cumulative Preferred Shares, par value $0.001 per share ($25.00 liquidation preference per share)	NXDT NXDT-PA	New York Stock Exchange; NYSE Texas, Inc. New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

NSP Guaranty

On February 13, 2026, NexPoint Diversified Real Estate Trust (the “Company”) entered into an amended and restated guaranty of recourse obligations (the “NSP Guaranty”) with NexPoint Storage Partners, Inc. (“NSP”) and NexPoint Storage Partners Operating Company, LLC (“NSP OC” and together with NSP and the Company, the “Guarantors”) in favor of Wilmington Trust, National Association, as trustee for the benefit of the registered holders of GS Mortgage Securities Trust 2021-GSA3, Commercial Mortgage Pass-Through Certificates, Series 2021-GSA3 (“NSP Lender”) under the NSP Loan Agreement (defined below), pursuant to which the Company agreed to become an additional guarantor of certain recourse obligations of the borrowers, NSP II Miami DST, NSP II Atlanta DST, NSP II Stamford DST and NSP II St Pete DST (collectively, the “NSP Borrowers”) under the Loan Agreement, dated October 1, 2021 (together with one or more applicable promissory notes thereunder, the “NSP Loan Agreement”), by and among the NSP Borrowers and the NSP Lender (as successor-in-interest to Argentic Real Estate Finance LLC). NSP may be deemed to be an affiliate of NexPoint Real Estate Advisors X, L.P. (the “Adviser”), the Company’s external adviser, and the NSP Borrowers are advised by an affiliate of the Adviser. The Company entered into the NSP Guaranty as a condition of NSP Lender agreeing to modify and amend the terms and provisions under the NSP Loan Agreement.

Pursuant to the NSP Guaranty, the Guarantors jointly and severally guaranteed full payment when due of the guaranteed obligations. The NSP Guaranty is a non-recourse carve-out guaranty with springing full recourse provisions. Generally, the NSP Loan (as defined below) is non-recourse to the NSP Borrowers and the Guarantors’ liability is limited to losses, damages, costs and expenses arising from certain “bad acts,” including but not limited to any fraud, willful misconduct, intentional misrepresentation, or certain other misconduct or defaults (including certain waste), by the NSP Borrowers or the Company. The NSP Guaranty becomes a full recourse guaranty covering up to the amount of the outstanding debt upon the occurrence of certain events, including but not limited to bankruptcy or certain other insolvency events with respect to the NSP Borrowers or actions taken by the NSP Borrowers and the raising or assertion by the NSP Borrowers of a defense or certain related rights or requests in connection with enforcement actions or assertions of rights or remedies by NSP Lender .

The NSP Loan Agreement provides for a loan in the original principal amount of $28.5 million to the NSP Borrowers on the closing date (the “NSP Loan”). Amounts outstanding under the NSP Loan bear interest at a fixed rate of 3.62% per annum and are due and payable on October 6, 2031. The NSP Loan is secured by mortgages on four self-storage properties owned by one or more of the NSP Borrowers. The NSP Loan may be prepaid in whole without premium on or after July 6, 2031.

Pursuant to the NSP Guaranty, among other things, the Guarantors are required to collectively maintain (i) a net worth in excess of $28.5 million, and (ii) liquid assets having a market value of at least $2.85 million, in each case until all guaranteed obligations have been paid in full. Additionally, in the event of a default in the payment of the guaranteed obligations, the Guarantors are restricted from (i) entering into any transaction with any affiliate that would reduce the net worth of such Guarantor (including the payment of any dividend or distribution to a shareholder or the redemption, retirement, purchase or acquisition for consideration of any stock or interest in such Guarantor) and (ii) selling, pledging, mortgaging or otherwise transferring any of such Guarantor’s assets or any interest therein.

The NSP Guaranty and NSP Loan Agreement contain representations and warranties, affirmative and negative covenants and events of default that the Company considers customary for an agreement of this type. If an event of default occurs, the NSP Lender may, among other things, require the applicable borrower to repay all amounts outstanding under the NSP Loan Agreement or foreclose on the collateral thereunder.

OSL Loan

On February 12, 2026, certain indirect subsidiaries of the Company (the “NHT Borrowers”) entered into a Loan Agreement (the “OSL Loan Agreement”) with The Ohio State Life Insurance Company (“OSL”), an entity that may be deemed to be an affiliate of our Adviser through common beneficial ownership, pursuant to which OSL made a loan to the NHT Borrowers in the principal amount of $39,390,000 (the “OSL Loan”). The OSL Loan bears interest at 8.5% per annum and has an initial maturity date of February 12, 2029. The NHT Borrowers have the right to extend the maturity date for two additional twelve-month periods, subject to the satisfaction of certain conditions and payment of an extension fee equal to 0.50% of the outstanding principal balance of the OSL Loan. The OSL Loan is secured by mortgages on two hotel properties owned by the NHT Borrowers: (i) Bradenton Hampton Inn & Suites, with an allocated loan amount of $25,250,000, and (ii) Hyatt Place Park City, with an allocated loan amount of $14,140,000.

The proceeds of the OSL Loan were used to refinance existing indebtedness of the NHT Borrowers. The OSL Loan may be repaid in whole or in part at any time, however a minimum interest amount equal to $3,348,150 (less all interest previously paid) is due if the OSL Loan is prepaid prior to February 12, 2027. An exit fee equal to 1% of the amount paid, prepaid, or accelerated is due upon prepayment or at maturity of the OSL Loan. The OSL Loan requires the NHT Borrowers to maintain certain financial covenants, including a minimum debt service coverage ratio and maximum loan-to-value ratio.

In connection with the OSL Loan, the Company’s operating partnership, NexPoint Diversified Real Estate Trust Operating Partnership, L.P. (the “OP”) entered into a Carveout Guaranty (the “OSL Guaranty”) for the benefit of OSL, pursuant to which the OP guaranteed certain obligations of the borrowers (“OSL Borrower”) under the OSL Loan Agreement. The OSL Guaranty is a non-recourse carve-out guaranty, pursuant to which the OP guaranteed certain obligations of the NHT Borrowers. Generally, the OSL Loan is non-recourse to the NHT Borrowers and the Guarantors’ liability is limited to losses, damages, costs and expenses arising from certain “bad acts,” including but not limited to any fraud or willful misconduct of the NHT Borrowers or the OP, intentional damage to or destruction of the properties (including certain physical waste or arson) and misapplication or conversion of tenant security deposits, insurance proceeds or condemnation awards. The OSL Guaranty becomes a full recourse guaranty covering up to the amount of the outstanding debt, plus accrued interest and other amounts, upon the occurrence of certain events, including voluntary bankruptcy filings, assignments for the benefit of creditors or actions taken in bad faith to impede OSL’s enforcement remedies under the OSL Loan Agreement. bankruptcy or certain other insolvency events with respect to the NSP Borrowers or actions taken by the NSP Borrowers.

The OSL Loan Agreement and the OSL Guaranty contain representations and warranties, affirmative and negative covenants and events of default that the Company considers customary for an agreement of this type. If an event of default occurs, OSL may, among other things, require the NHT Borrowers to repay all amounts outstanding under the OSL Loan or foreclose on the collateral thereunder.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

/s/ Paul Richards
Name:	Paul Richards
Title:	Chief Financial Officer, Executive VP- Finance, Treasurer and Assistant Secretary

Date: February 19, 2026